Exhibit 99.1
Unaudited Pro Forma Condensed Consolidated Financial Information
On February 9, 2017, Aon (the “Company”) entered into a Purchase Agreement with Tempo Acquisition, LLC (the “Buyer”) an entity formed and controlled by affiliates of The Blackstone Group L.P. Pursuant to the Purchase Agreement, Aon agreed to sell its benefits administration and business process outsourcing business (the “Tempo Business”) to the Buyer, and certain designated purchasers that are direct or indirect subsidiaries of the Buyer (the “Disposition”). On May 1, 2017, the Company completed the Disposition, which constituted a significant disposition for purposes of Item 2.01 of Form 8-K.
The accompanying unaudited pro forma financial information should be read in conjunction with our historical consolidated financial statements and the accompanying notes included in the Annual Report on Form 10-K for the year ended December 31, 2016, filed with the Securities and Exchange Commission (the “SEC”) on February 23, 2017.
As the Tempo Business qualifies as a discontinued operation that has not yet been reflected in the Company’s historical financial statement filings with the SEC, the unaudited pro forma condensed consolidated statements of income for the years ended December 31, 2016, 2015, and 2014 have been prepared giving effect to the Disposition as if the transaction had occurred on January 1, 2014. The unaudited pro forma condensed consolidated balance sheet gives effect to the Disposition as if the transaction had occurred on December 31, 2016.
The unaudited pro forma condensed consolidated financial statements are prepared in accordance with Article 11 of Regulation S-X. The pro forma adjustments are described in the accompanying notes and are based upon information and assumptions available at the time of the filing of this report on Form 8-K.
The unaudited pro forma financial information is based on financial statements prepared in accordance with U.S. generally accepted accounting principles, which are subject to change and interpretation. The unaudited pro forma condensed consolidated financial statements were based on and derived from our historical consolidated financial statements, adjusted for those amounts which were determined to be directly attributable to the Disposition, factually supportable, and with respect to the unaudited pro forma condensed consolidated statements of income, expected to have a continuing impact on our consolidated results. Actual adjustments, however, may differ materially from the information presented. Pro forma adjustments do not include allocations of corporate costs, as those are not directly attributable to the Disposition. In addition, the unaudited pro forma financial information is based upon available information and assumptions that management considers to be reasonable, and such assumptions have been made solely for purposes of developing such unaudited pro forma financial information for illustrative purposes in compliance with the disclosure requirements of the SEC. The unaudited pro forma financial information is not necessarily indicative of what the financial position or income statement results would have actually been had the Disposition occurred on the dates indicated. In addition, these unaudited pro forma condensed consolidated financial statements should not be considered to be indicative of our future consolidated financial performance and income statement results.

Aon plc
Pro Forma Condensed Consolidated Statements of Income (Unaudited) (1)

	For the Year Ended December 31, 2016
(millions, except per share data)	As Reported (a)	Pro Forma Adjustments (b)	Pro Forma Aon Plc
Revenue
Total revenue	$11,627	$(2,218)	$9,409
Expenses
Total operating expenses	9,721	(1,950)	7,771
Operating income	1,906	(268)	1,638
Interest income	9	—	9
Interest expense	(282)	—	(282)
Other income	36	—	36
Income from continuing operations before income taxes	1,669	(268)	1,401
Income taxes	239	(91)	148
Net income	1,430	(177)	1,253
Less: Net income attributable to noncontrolling interests	34	—	34
Net income attributable to Aon shareholders	$1,396	$(177)	$1,219

Basic net income per share attributable to Aon shareholders	$5.21		$4.55
Diluted net income per share attributable to Aon shareholders	$5.16		$4.51
Weighted average ordinary shares outstanding - basic	268.1		268.1
Weighted average ordinary shares outstanding - diluted	270.3		270.3

	For the Year Ended December 31, 2015
(millions, except per share data)	As Reported (a)	Pro Forma Adjustments (b)	Pro Forma Aon Plc
Revenue
Total revenue	$11,682	$(2,202)	$9,480
Expenses
Total operating expenses	9,834	(1,941)	7,893
Operating income	1,848	(261)	1,587
Interest income	14	—	14
Interest expense	(273)	—	(273)
Other income	100	—	100
Income from continuing operations before income taxes	1,689	(261)	1,428
Income taxes	267	(92)	175
Net income	1,422	(169)	1,253
Less: Net income attributable to noncontrolling interests	37	—	37
Net income attributable to Aon shareholders	$1,385	$(169)	$1,216

Basic net income per share attributable to Aon shareholders	$4.93		$4.33
Diluted net income per share attributable to Aon shareholders	$4.88		$4.28
Weighted average ordinary shares outstanding - basic	280.8		280.8
Weighted average ordinary shares outstanding - diluted	283.8		283.8
(1) The accompanying notes are an integral part of these pro forma condensed consolidated financial statements.

Aon plc
Pro Forma Condensed Consolidated Statements of Income (Unaudited) (1)

	For the Year Ended December 31, 2014
(millions, except per share data)	As Reported (a)	Pro Forma Adjustments (b)	Pro Forma Aon Plc
Revenue
Total revenue	$12,045	$(2,153)	$9,892
Expenses
Total operating expenses	10,079	(1,949)	8,130
Operating income	1,966	(204)	1,762
Interest income	10	—	10
Interest expense	(255)	—	(255)
Other income	44	(2)	42
Income from continuing operations before income taxes	1,765	(206)	1,559
Income taxes	334	(87)	247
Net income	1,431	(119)	1,312
Less: Net income attributable to noncontrolling interests	34	—	34
Net income attributable to Aon shareholders	$1,397	$(119)	$1,278

Basic net income per share attributable to Aon shareholders	$4.73		$4.32
Diluted net income per share attributable to Aon shareholders	$4.66		$4.27
Weighted average ordinary shares outstanding - basic	295.5		295.5
Weighted average ordinary shares outstanding - diluted	299.6		299.6
(1) The accompanying notes are an integral part of these pro forma condensed consolidated financial statements.

Aon plc
Pro Forma Condensed Consolidated Statements of Financial Position (Unaudited) (1)

	As of December 31, 2016
(millions)	As Reported (c)	Pro Forma Adjustments (d)	Pro Forma Aon plc
ASSETS
CURRENT ASSETS
Cash and cash equivalents	$431	$(5)	$426
Short-term investments	290	—	290
Receivables, net	2,589	(483)	2,106
Fiduciary assets	9,485	(526)	8,959
Other current assets	351	(104)	247
Total Current Assets	13,146	(1,118)	12,028
Goodwill	8,747	(1,337)	7,410
Intangible assets, net	2,223	(333)	1,890
Fixed assets, net	765	(215)	550
Other non-current assets	1,734	(191)	1,543
TOTAL ASSETS	$26,615	$(3,194)	$23,421

LIABILITIES AND EQUITY
LIABILITIES
CURRENT LIABILITIES
Accounts payable and accrued liabilities	$1,801	$(197)	$1,604
Short-term debt and current portion of long-term debt	336	—	336
Fiduciary liabilities	9,485	(526)	8,959
Other current liabilities	873	(217)	656
Total Current Liabilities	12,495	(940)	11,555
Long-term debt	5,869	—	5,869
Other non-current liabilities	2,719	(139)	2,580
TOTAL LIABILITIES	21,083	(1,079)	20,004

EQUITY
TOTAL AON SHAREHOLDERS’ EQUITY	5,475	(2,115)	3,360
Noncontrolling interests	57	—	57
TOTAL EQUITY	5,532	(2,115)	3,417
TOTAL LIABILITIES AND EQUITY	$26,615	$(3,194)	$23,421
(1) The accompanying notes are an integral part of these pro forma condensed consolidated financial statements.

Notes to Pro Forma Condensed Consolidated Financial Statements (Unaudited)

1.  Basis of Presentation
The unaudited pro forma condensed consolidated statements of income for the years ended December 31, 2016, 2015, and 2014 and unaudited pro forma condensed consolidated statement of financial position as of December 31, 2016 were derived from the Company’s historical audited consolidated financial statements for the years ended December 31, 2016, 2015, and 2014, included in our Annual Report on Form 10-K for the year ended December 31, 2016.
2.  The Disposition of the Tempo Business
On May 1, 2017, the Company completed the sale of its benefits administration and business process outsourcing business for a purchase price of (i) $4.3 billion in cash paid at closing, subject to customary adjustments set forth in the Purchase Agreement, and (ii) deferred consideration of up to $500 million, plus the assumption of certain liabilities. The net book value of the assets being transferred in the Disposition was $2.1 billion as of December 31, 2016. In February 2017, we reclassified the related assets and liabilities to assets and liabilities held for sale.
3.  Pro Forma Adjustments
The following is a summary of the pro forma adjustments reflected in the unaudited pro forma condensed consolidated financial statements based on preliminary estimates, which may change as additional information is obtained.

(a)
Reflects the Company’s consolidated statement of income as of December 31, 2016, 2015, and 2014, as contained in the financial statements presented in the Company’s Annual Report on Form 10-K filed with the SEC on February 23, 2017.

(b)	Represents the elimination of revenue and expenses associated with the Tempo Business for the years ended December 31, 2016, 2015, and 2014.

(c)
Reflects the Company’s consolidated balance sheet as of December 31, 2016, as contained in the financial statements presented in the Company’s Annual Report on Form 10-K filed with the SEC on February 23, 2017.

(d)	Represents the elimination of the assets and liabilities associated with the Tempo Business as of December 31, 2016.